UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):	September 14, 2007

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	77-0664171
(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d'Alene, Idaho	83815-9408
(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 12, 2005, our wholly owned subsidiary Hecla Limited (f/k/a Hecla Mining Company) entered into a Credit Agreement (“Agreement”) with The Bank of Nova Scotia and NM Rothschild & Sons Limited for a $30 million revolving credit facility. On September 18, 2006, a First Amendment to Credit Agreement (“First Amendment”) extended the term of the facility for an additional one-year term ending September 12, 2008. On November 8, 2006, Hecla Limited effected an Agreement and Plan of Reorganization pursuant to which Hecla Mining Company (“we”, “us”, or “our”) became the parent of Hecla Limited. Additionally, on November 8, 2006, The Bank of Nova Scotia and NM Rothschild & Sons Limited entered into a Second Amendment to Credit Agreement (“Second Amendment”) with Hecla Limited, as Borrower, and we became the Guarantor for the loan under the terms of a Parent Guaranty. The Agreement, First Amendment and Second Amendment and Parent Guaranty are incorporated herein by reference as exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

On September 12, 2007, Hecla Limited signed an agreement extending the $30 million revolving credit facility for a period of one year and we affirmed our guaranty. Pursuant to the terms of the Credit Agreement, as amended, Hecla Limited still has the right to extend the agreement for one additional one-year period, on terms agreeable to the lenders and Hecla Limited. The Third Amendment to Credit Agreement is attached hereto as Exhibit 10.5, and is incorporated herein by reference.

The Third Amendment has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Credit Agreement, as amended, contains representations and warranties Hecla Limited made to the lenders. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Hecla Limited has exchanged in connection with signing the Agreement and the Third Amendment. Although we do not believe that the disclosure schedules contain information that securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement, as amended. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, as amended, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 and in Exhibit 10.5 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1

Credit Agreement dated September 12, 2005, by and among Hecla Mining Company, as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders. Filed as exhibit 10.1 to registrant’s Current Report on Form 8-K filed on September 14, 2005 (File No. 1-8491), and incorporated herein by reference.

10.2

First Amendment to Credit Agreement effective September 18, 2006, by and among Hecla Mining Company, as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders. Filed as exhibit 10.2 to registrant’s Current Report on Form 8-K filed on September 19, 2006 (File No. 1-8491), and incorporated herein by reference.

10.3

Second Amendment to Credit Agreement effective November 8, 2006, by and among Hecla Mining Company (to be known as Hecla Limited), as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders. Filed as exhibit 10.11 to registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 (File No. 1-8491), and incorporated herein by reference.

10.4

Parent Guaranty, dated November 8, 2006, by and among Hecla Holdings Inc. (to be known as Hecla Mining Company), as Guarantor, The Bank of Nova Scotia as administrative agent and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders. Filed as exhibit 10.2 to registrant’s Quarterly Report on form 10-Q filed on November 9, 2006 (File No. 1-8491), and incorporated herein by reference.

10.5

Third Amendment to Credit Agreement effective September 12, 2007, by and among Hecla Limited (formerly known as Hecla Mining Company), as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders. *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf
Name: Philip C. Wolf Title: Senior Vice President – General Counsel

Dated: September 14, 2007